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                                                                 EXHIBIT 4.3


                              CERTIFICATE OF TRUST
                                       OF
                          BANCORPSOUTH CAPITAL TRUST I


                 THIS Certificate of Trust of BancorpSouth Capital Trust I (the "Trust"), dated August 22, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.).

         1. Name. The name of the business trust formed hereby is BancorpSouth Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware); E. A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266.

         3 Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                   BANKERS TRUST (DELAWAREE), as trustee


                                   By: /s/ M. Lisa Wilkins
                                      ---------------------------

                                   Name: M. Lisa Wilkins
                                        -------------------------
                                   Title Assistant Secretary
                                        -------------------------

                                    /s/ Aubrey B. Patterson
                                   ------------------------------
                                   AUBREY B. PATTERSON


                                    /s/ L. Nash Allen, Jr.
                                   ------------------------------
                                   L. NASH ALLEN, JR.